JPMorgan Chase & Co.

383 Madison Avenue, New York, NY 10017-2070

NYSE symbol: JPM

www.jpmorganchase.com

News release: For Immediate Release

J.P. Morgan Real Estate Investment Trust (JPMREIT) Acquires $95.2 Million Portfolio, Expanding its Industrial Outdoor Storage Assets

NEW YORK, July 30, 2025 – J.P. Morgan Real Estate Income Trust, Inc. (JPMREIT) announced the acquisition of a 16-property industrial outdoor storage (IOS) portfolio on June 17, 2025 for $95.2 million, excluding closing costs. This strategic transaction was executed as part of a sale-leaseback agreement with a leading North American transportation provider.

The portfolio provides JPMREIT with exposure to a geographically diverse collection of high-quality IOS assets across seven U.S. states, including Illinois, New Jersey, Pennsylvania, Wisconsin, New York, Washington and Connecticut. These properties are strategically located near major transportation routes and urban centers, enhancing their appeal and accessibility.

Chad Tredway, CEO and Chairperson of JPMREIT, commented, "The industrial asset class remains a cornerstone of economic growth, fueled by infrastructure development and logistics innovation. We are committed to delivering stockholder value through strategic acquisitions that leverage these trends. Our investment in industrial outdoor storage assets demonstrates our confidence in strong demand, enabling us to expand our portfolio and capture long-term growth opportunities."

Doug Schwartz, Co-President of JPMREIT, added, "This acquisition is an opportunity to invest in recession-resistant assets, which we believe are poised to benefit from macroeconomic shifts. The combination of healthy demand and limited supply has resulted in strong fundamentals for IOS assets. The inherent stability of the transportation sector further enhances the attractiveness of this investment, providing us with a geographically diverse collection of high-quality assets across key U.S. states."

Since its inception in July 2022, JPMREIT has experienced significant growth, reaching a total asset value of $1.2 billion.1 The portfolio is comprised of 49 properties (including three loans), with a focus on multifamily and logistic sectors, which together make up over 80% of the portfolio.1

"JPMREIT made its first acquisitions after private real estate experienced significant repricing starting in the fourth quarter of 2022. We have been fortunate to seize the opportunity to invest at attractive valuations in sectors showing accelerated growth and strong fundamentals,” added Mr. Tredway.

For more information about this investment and other JPMREIT properties, please visit the Portfolio page on its website.

1 As of June 30, 2025

Press Contact: JPM: Jamie Braverman jamie.braverman@jpmchase.com

JPMorgan Chase & Co.

383 Madison Avenue, New York, NY 10017-2070

NYSE symbol: JPM

www.jpmorganchase.com

News release: For Immediate Release

About JPMREIT

JPMREIT leverages J.P. Morgan Asset Management’s more than 60 years of real estate investment experience to invest in income-producing, institutional quality real estate. JPMREIT is externally advised and sponsored by J.P. Morgan Investment Management Inc.

Forward-Looking Statements. This press release contains forward-looking statements about the business of JPMREIT and the IOS sector within the real estate market. These forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “continue,” “may,” “will,” “should,” “anticipate,” “intend" or other similar words or the negatives thereof. These may include statements about plans, objectives, intentions and expectations with respect to JPMREIT’s real estate investments and expected real estate acquisitions. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements, including the performance of the IOS market. These factors include but are not limited to those described under the section entitled “Risk Factors” in JPMREIT’s annual report for the most recent fiscal year, and any such updated factors included in JPMREIT’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in JPMREIT’s public filings. Except as otherwise required by federal securities laws, JPMREIT undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

About J.P. Morgan Asset Management

J.P. Morgan Asset Management is a global leader in alternatives, with over 60 years of experience managing alternative investments, including real estate, private equity, private credit, liquid alternative products, infrastructure, transport, hedge funds, and forestry. As of December 31, 2024, J.P. Morgan oversees more than $400 billion in alternative assets.

J.P. Morgan Asset Management, with assets under management of $3.8 trillion (as of 6/30/2025), is a global leader in investment management. J.P. Morgan Asset Management's clients include institutions, retail investors and high net worth individuals in every major market throughout the world. J.P. Morgan Asset Management offers global investment management in equities, fixed income, real estate, hedge funds, private equity and liquidity. For more information, visit: www.jpmorgan.com/am.

Press Contact: JPM: Jamie Braverman jamie.braverman@jpmchase.com

JPMorgan Chase & Co.

383 Madison Avenue, New York, NY 10017-2070

NYSE symbol: JPM

www.jpmorganchase.com

News release: For Immediate Release

JPMorgan Chase & Co. (NYSE: JPM) is a leading financial services firm based in the United States of America (“U.S.”), with operations worldwide. JPMorganChase had $4.6 trillion in assets and $357 billion in stockholders’ equity as of June 30, 2025. The Firm is a leader in investment banking, financial services for consumers and small businesses, commercial banking, financial transaction processing and asset management. Under the J.P. Morgan and Chase brands, the Firm serves millions of customers in the U.S., and many of the world’s most prominent corporate, institutional and government clients globally. Information about JPMorgan Chase & Co. is available at www.jpmorganchase.com.

Press Contact: JPM: Jamie Braverman jamie.braverman@jpmchase.com